                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        LASERMASTER TECHNOLOGIES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                        LASERMASTER TECHNOLOGIES, INC.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                      [LOGO OF LASERMASTER TECHNOLOGIES]

                              7090 Shady Oak Road
                         Eden Prairie, Minnesota 55344

                            NOTICE OF ANNUAL MEETING

To the Shareholders of LaserMaster Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of LaserMaster Technologies, Inc. (the "Company") will be held at 4:00 p.m. on Thursday, May 23, 1996 at the Company's location at 6900 Shady Oak Road, Eden Prairie, Minnesota, for the following purposes:

     1. To re-elect two people to the Board of Directors for three-year terms or until their successors are elected.

     2.  To approve the adoption of the 1996 Stock Incentive Plan.

     3. To approve the issuance to TimeMasters, Inc. of warrants to purchase 277,953 shares of the Company's common stock and a right to convert $1 million of a promissory note into the Company's common stock.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 5, 1996 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

A copy of the Company's Annual Report is included with this mailing, which is being first made on approximately the date shown below.

We encourage you to take part in the affairs of the Company either in person or by executing and returning the enclosed proxy.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           Melvin L. Masters
April 19, 1996                             Chief Executive Officer


   IF YOU ARE UNABLE TO ATTEND THIS MEETING, YOU ARE URGED TO DATE AND SIGN
       THE ENCLOSED PROXY AND TO RETURN IT IN THE POSTAGE-PAID ENVELOPE
                    ENCLOSED HEREWITH FOR YOUR CONVENIENCE.

                                PROXY STATEMENT

The Annual Meeting of Shareholders of LaserMaster Technologies, Inc. (the "Company") will be held at 4:00 p.m. on Thursday, May 23, 1996 at the Company's location at 6900 Shady Oak Road, Eden Prairie, Minnesota, for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy for use at the meeting and any adjournments thereof is solicited by the Board of Directors of the Company and may be revoked by written notice to the Secretary of the Company at any time prior to its exercise, by voting in person at the meeting, or by giving a later dated proxy to the Secretary of the Company at any time before voting. Shares represented by a proxy will be voted in the manner directed by a Shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named and for the other proposals described in this Proxy Statement. Shares voted as abstentions on any matter (or a "withheld vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the Shareholder has abstained. If a broker submits a proxy and indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. This Proxy Statement and the accompanying form of proxy are being mailed to Shareholders commencing on or about April 19, 1996.

All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telegraph or personal calls.

The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

Only the holders of the Company's common stock whose names appear of record on the Company's books at the close of business on April 5, 1996 will be entitled to vote at the Annual Meeting. At the close of business on April 5, 1996, the Company had 11,395,634 shares of common stock (the Company's only voting securities) outstanding and entitled to vote. Each share of such common stock entitles the holder thereof to one vote upon each matter to be voted upon.

The following table sets forth, as of March 31, 1996, certain information with respect to beneficial share ownership by the directors individually; by all persons known to management to own more than 5% of the Company's outstanding common stock, individually; and by all officers and directors as a group. Except as otherwise indicated, the Shareholders listed below have sole investment and voting power with respect to their shares.


                                                   Percent of
                               Number of Shares   Outstanding
  Name of Beneficial Owner    Beneficially Owned     Shares
- ----------------------------  ------------------  ------------

Melvin L. Masters                   554,000           4.8%
7090 Shady Oak Road
Eden Prairie, MN  55344

Lawrence J. Lukis (1)             2,199,531          19.3%
7090 Shady Oak Road
Eden Prairie, MN  55344

Ralph D. Rolen (2)                  293,561           2.5%
First Tennessee Bank
300 Court Street
Memphis, TN  38103

Jean-Louis Gassee (3)                60,000            *
Be, Inc.
800 El Camino Real
Menlo Park, CA 94025

Robert J. Wenzel (4)                 41,800            *
7090 Shady Oak Road
Eden Prairie, MN 55344

James E. Retterath (5)               25,000            *
7090 Shady Oak Road
Eden Prairie, MN 55344

Randall Ruegg (6)                    26,000            *
7090 Shady Oak Road
Eden Prairie, MN 55344

All officers and directors
as a group (8 persons) (7)        3,254,041          28.2%

- ------------------
*    Less than 1%

(1) Includes shares owned by Donna Lukis, Mr. Lukis' spouse. Includes 183,000 shares held by the Lukis Foundation, of which Mr. Lukis is a director. Mr. Lukis disclaims beneficial ownership both of Ms. Lukis' shares and those held by the Lukis Foundation.

(2) Includes 185,787 shares held as trustee for the Masters Trust I, an irrevocable trust established by Mr. Masters for the benefit of his children.

(3) Includes 60,000 shares issuable to Mr. Gassee under options which are exercisable.

(4) Includes 30,000 shares issuable to Mr. Wenzel under options which are exercisable or will become exercisable within 60 days. Also includes shares held as trustee for four education trusts.

(5) Includes 25,000 shares issuable to Mr. Retterath under options which are exercisable or will become exercisable within 60 days.

(6) Includes 26,000 shares issuable to Mr. Ruegg under options which are exercisable or will become exercisable within 60 days.

(7) Includes 152,483 shares issuable under options which are exercisable or will become exercisable within 60 days.



PROPOSAL 1:   ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Pursuant to the Bylaws of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year. The Bylaws of the Company also currently provide that in the event of any vacancy on the Board of Directors occurring during the year, the vacant directorship may be filled by the vote of the remaining directors for the remainder of the unexpired term. There are currently five members of the Board of Directors. During the last year two directors have resigned. The Board of Directors has filled one vacancy with Robert J. Wenzel, the Company's Chief Operating Officer. Mr. Wenzel's term is due to expire in 1997.

At this Annual Meeting, the terms of two current directors will expire. The Board of Directors has designated Melvin L. Masters and Ralph D. Rolen as nominees for re-election to three-year terms ending in 1999 or until their successors are duly elected and qualified.

The persons named in the accompanying proxy will vote for the election of the nominees described above, unless authority to vote is withheld. The Board of Directors has been informed that all nominees are willing to serve as directors; however, if anyone is unable to serve, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

THE FOLLOWING TABLE SETS FORTH INFORMATION, AS OF MARCH 31, 1996, CONCERNING THE DIRECTORS OF THE COMPANY:

                                                                                             Year
                                                                                            Became
Name, Age, Positions, Principal Occupations, Directorships                                 Director
- ----------------------------------------------------------                                 --------
                      Directors whose terms expire in 1996

MELVIN L. MASTERS; age 42; Mr. Masters co-founded LaserMaster in February,                   1989
1986 and has been Chairman, Chief Executive Officer and President of the
Company since it acquired LaserMaster in May 1989. Mr. Masters also owns
TimeMasters, Inc., a company established for the purpose of property management which has an investment in the field of wireless voice and data communications.

RALPH D. ROLEN; age 42; Mr. Rolen is Senior Vice President and Manager of                    1989
the Retail Credit Division of First Tennessee National Bank of Memphis, Tennessee,
a position he has held since January, 1989.

                      Directors whose terms expire in 1997

ROBERT J. WENZEL; age 46; Mr. Wenzel has been Chief Operating Officer of the                 1996
Company since October 1991 and President of LaserMaster Corporation, the
Company's principal operating subsidiary, since October 1989. He joined LaserMaster as General Manager of the PC Division in May 1989 and became Executive Vice
President shortly thereafter. Prior to joining LaserMaster, Mr. Wenzel was employed by CPT Corporation, a company specializing in the manufacture and sale of word processing systems, where he served as General Manager of the Computer
Division from January 1988 through April 1989, and in other capacities before that time.

                      Directors whose terms expire in 1998

LAWRENCE J. LUKIS; age 47; Mr. Lukis co-founded LaserMaster in February, 1986                1989
and has been Chief Technical Officer of the Company since May 1989.


JEAN-LOUIS GASSEE; age 52; Since 1990, Mr. Gassee has been Chairman and                      1990
Chief Executive Officer of Be, Inc. of Menlo Park, California. That company is involved in personal computer technology. From August of 1988 until September,
1990, Mr. Gassee was President of the Apple Products Division of Apple Computer,
Inc. Prior to that time he held the offices of Senior Vice President of Research and
Development (1987 to August, 1988) and Vice President of Product Development of
Apple Computer, Inc. from 1985 to 1987. Mr. Gassee is also a director of Electronics for Imaging of San Bruno, California and 3COM, Sunnyvale, California.

The Board of Directors met two times during the fiscal year ended June 30, 1995. All directors attended each meeting. The Board of Directors has; (i) an Audit Committee composed of Mr. Masters, Mr. Gassee and Mr. Rolen (ii) a Stock
Option Committee composed of Mr. Gassee and Mr. Rolen, and (iii) a Compensation Committee composed of Mr. Masters, Mr. Gassee and Mr. Rolen. The audit committee, including all members, met once in fiscal 1995. The Stock Option and Compensation Committees did not meet but took action in writing. The Board of Directors has no standing nominating committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ELECT THE NOMINEES NAMED HEREIN TO THE TERMS DESCRIBED ABOVE. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH NOMINEES, UNLESS OTHERWISE DIRECTED. AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

THE FOLLOWING TABLE SETS FORTH INFORMATION, AS OF MARCH 31, 1996, REGARDING THE EXECUTIVE OFFICERS OF THE COMPANY:


Name                   Age     Positions
- ----                   ---     ---------
Melvin L. Masters      42      Chief Executive Officer, President and Chairman of the Board
Lawrence J. Lukis      47      Chief Technical Officer
Robert J. Wenzel       46      Chief Operating Officer and President, LaserMaster Corp.
James E. Retterath     35      Secretary
Randall L. Ruegg       38      Chief Financial Officer
Timothy N. Thurn       39      Treasurer

MR. RETTERATH has been Secretary of the Company since March 1994. He joined the Company in June 1990 and has held a variety of management positions in Research and Development, most recently serving as Vice President which position he has held since December 1992. From July 1986 to June 1990, Mr. Retterath was a Senior Design Engineer for Printware, Inc. of Mendota Heights, Minnesota.

MR. RUEGG has been Chief Financial Officer since November 17, 1992. He joined LaserMaster Corporation as Controller in March 1991 and became Controller of the Company in 1992. From July of 1987 until joining LaserMaster, Mr. Ruegg was Director of Accounting and Director of Tax and Treasury for Sinclair & Valentine, Ltd., a manufacturer of printing inks. Mr. Ruegg is a Certified Public Accountant (CPA).

MR. THURN has been Treasurer of the Company since June 1989 and of LaserMaster Corporation since March 1987. Mr. Thurn has experience as both a public and private accountant. Mr. Thurn is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA).

Officers of the Company are elected annually by the Board of Directors. All of the current officers are expected to be re-elected to serve in the same positions for the coming year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10 percent of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in its Form 10-K any delinquent filing of such reports and any failure to file such reports.

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, all such forms were filed on a timely basis by reporting persons.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation of the Company's Chief Executive Officer is set by the Board of Directors as a whole, with the Chief Executive Officer abstaining.

The Company's compensation policy is designed to reward individuals for outstanding performance in recent fiscal periods. In furtherance of this policy, the company believes it is important for officers and significant employees to share with Shareholders in the Company's successes and failures through interests in the Company's equity securities as well as through salary and bonus adjustments. For officers with significant equity interest, such as Mel Masters and Larry Lukis, the Company's Chief Executive Officer and Chief Technical Officer, this policy is currently implemented primarily through salary adjustments. For other officers and employees, the Company maintains a stock option plan to provide longer-term incentives to increase value to Shareholders.

BASE SALARY. Salaries for executives are reviewed by the Committee on a periodic basis and may be increased (or decreased) at any time based on: (1) the Committee's evaluation of the individual's performance; and (2) the Company's financial condition. Increases in median competitive pay levels are a secondary factor.

Annual compensation to the Chief Executive Officer and the Chief Technical Officer during fiscal 1995 was set at $250,000. These salaries were set based on a proposal from management and represented no increase over fiscal 1994 levels. These levels were not increased given the substantial increases given in fiscal 1994.

Base salaries for the other executive officers increased between 10-27% over fiscal 1994 levels, based on the Company's performance in fiscal 1994. Mr. Retterath and Mr. Ruegg received the largest increases based on their performance in their new executive positions.

ANNUAL INCENTIVE. The Company did not establish a cash incentive plan for its officers for fiscal 1995. The Compensation Committee pays bonuses at year end based on an evaluation of performance of the individual and the Company during the prior fiscal year. The Compensation Committee's determination at such times is discretionary and normally is based primarily on overall Company performance and the contribution of each individual to such performance. No specific formulae or criteria are established prior to the time such incentive compensation is allocated to the individual.

For fiscal 1995, Mr. Masters did not receive any incentive bonus. Mr. Wenzel, Mr. Retterath and Mr. Ruegg each received a bonus with respect to fiscal 1994. The bonuses paid to executive officers in fiscal 1995 reflects the greatly improved results of operations during fiscal 1994. These bonuses aggregated $95,000 for fiscal 1994, averaging 21% of these executive's salaries.

LONG TERM INCENTIVES. The Company believes that significant incentives should be provided to executive officers to maximize Shareholder value when such officers hold substantial positions in the Company's common stock or hold benefit awards that are based on the appreciation of such common stock. For those executives that are not substantial equity holders, the Company currently grants stock options that become exercisable over a period of time.

Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, grants made vest in equal amounts over five to eight years; executives must be employed by the Company at the time of vesting in order to exercise the option.

The Committee determines the number of options to be granted based on the expected value of an individual's contribution, or to reflect historical contributions. No additional options were granted to executive officers during fiscal 1995 because the Committee believed that outstanding, unvested options provided adequate incentive to those officers.

Melvin L. Masters
Ralph D. Rolen
Jean-Louis Gassee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four executive officers of the Company whose salary and bonus earned in the fiscal year ended June 30, 1995 exceeded $100,000 for services rendered.

                                       Annual compensation                   Long term compensation
                                 --------------------------------------------------------------------------
                                                                               Awards
                                                                      -------------------------
                                                        Other                                                     All other
                                                        annual        Restricted                   Payouts/        compen-
Name and principal         Year  Salary ($)  Bonus      compen-         stock          Options/       LTIP        sation ($)
 position                                     ($)      sation ($)      award(s)        SARs (#)     payouts
                                                                         ($)                          ($)
- -------------------------------------------------------------------------------------------------------------------------------
Melvin Masters             1995   $250,000                                                                        $6,016/2/
Chief Executive Officer    1994    250,000                                                                        $5,096/2/
                           1993    100,000
- -------------------------------------------------------------------------------------------------------------------------------
Larry Lukis                1995   $250,000                                                                        $9,898/2/
Chief Technical Officer    1994    250,000                                                                        $7,923/2/
                           1993    100,000
- -------------------------------------------------------------------------------------------------------------------------------
Robert Wenzel              1995   $165,625   $35,000
Chief Operating Officer    1994    150,000     1,000
                           1993    120,833     5,000                                   50,000/1/
- -------------------------------------------------------------------------------------------------------------------------------
James E. Retterath         1995   $161,667   $35,000
Secretary                  1994    127,500
                           1993          #
- -------------------------------------------------------------------------------------------------------------------------------
Randall L. Ruegg           1995   $118,167   $25,000
Chief Financial            1994     92,708
Officer                    1993     59,687     8,000
- -------------------------------------------------------------------------------------------------------------------------------

#   Became executive officer during fiscal 1994.
/1/ Grants were the result of cancellation of previously granted options and reissuance at the exercise price indicated in the option grant table. /2/ Premiums for life insurance where the Company is not the beneficiary.

STOCK OPTIONS

The Company maintains a Restated Stock Option Plan pursuant to which executive officers, other employees and certain non-employees providing services to the Company may receive options to purchase the Company's common stock. The following table summarizes exercises of stock options during fiscal 1995 by the Chief Executive Officer and the Executive Officers named in the Summary Compensation Table. None of the named Executive Officers received option grants during fiscal 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                            Value of unexercised
                                                                             Number of unexercised              in-the-money
                                                                              options/SARs at FY-            options/SARs at FY-
                              Shares acquired             Value               end (#) exercisable/          end ($) exercisable/
Name                          on exercise (#)          realized ($)              unexercisable                unexercisable (1)
- ----------------------------------------------------------------------------------------------------------------------------------
Melvin L. Masters                    -0-                    -0-                       -0-                           -0-
- ----------------------------------------------------------------------------------------------------------------------------------
Lawrence J. Lukis                    -0-                    -0-                       -0-                           -0-
- ----------------------------------------------------------------------------------------------------------------------------------
Robert J. Wenzel                   10,000                $152,950                16,250/48,750                $49,900/$177,300
- ----------------------------------------------------------------------------------------------------------------------------------
James E. Retterath                 20,000                $237,500                10,000/80,000                $30,000/$240,000
- ----------------------------------------------------------------------------------------------------------------------------------
Randall L. Ruegg                     -0-                    -0-                  16,000/54,000                $48,000/$162,000
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Represents the difference between the closing price of the Company's common stock on June 30, 1995 and the exercise price of the options.


LONG-TERM INCENTIVE PLAN AWARDS

Other than the Stock Option Plan reported on above, the Company does not maintain any long-term incentive plans.

DIRECTOR COMPENSATION

For fiscal year 1995, there was no plan for compensation to non-employee directors. All directors were reimbursed for their expenses incurred in attending meetings. Jean-Louis Gassee acts as a consultant to the Company. Consulting fees of $72,000 were accrued, but not paid, on behalf of Mr. Gassee during fiscal 1995.

EMPLOYMENT AGREEMENTS

At September 30, 1995, the Company had employment agreements with Messrs. Masters, Lukis, Retterath, Ruegg and Wenzel. Those agreements renew automatically on an annual basis. The agreements for Mr. Lukis and Mr. Masters provide for continuation payments equal to 36 months pay upon termination of employment in certain circumstances, including change of control. The agreements for Mr. Wenzel, Mr. Retterath and Mr. Ruegg provide for 12 months notice of termination, other than for cause, or payment in lieu of notice. As of September 30, 1995 minimum salary levels of $250,000 for each Messrs. Masters and Lukis, $175,000 for Mr. Wenzel and Mr. Retterath and $144,000 for Mr. Ruegg were set.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Chief Executive Officer of the Company, Melvin L. Masters, is a member of the Compensation Committee. Mr. Masters' compensation is set by the Board of Directors as a whole with Mr. Masters abstaining.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has the following arrangements with certain of its directors, executive officers or five percent shareholders;

(1) The Company has provided key employees, including its directors and officers, with electronic and telecommunications equipment and service allowing them remote access to the Company's network and management information resources.

(2) Under a Use Indemnification Agreement and certain related Board of Director's actions, the Company has the right to sponsor business and business related occasions at facilities owned by Masters Trust I and or Melvin L. Masters and or TimeMasters, Inc. For those occasions, the Company indemnifies the owners against loss or damage, reimburses out-of-pocket expenses and pays a facility charge based on market rates. The Company paid $63,128 for use of such facilities during fiscal 1995.

(3) The Company leases approximately 163,276 square feet of space in Shady View I & II. During fiscal 1995, Grandchildren's Realty Alternative Management Partnership I (GRAMPI), a Minnesota limited partnership, purchased the Shady View property. The general partner of GRAMPI is TimeMasters, Inc., a Minnesota corporation which is owned by Melvin L. Masters, the Company's Chief Executive Officer. One of the limited partners of GRAMPI is the Masters Trust I, of which Ralph Rolen, a director of the Company, is Trustee. The Company retained the services of an outside law firm as well as an independent commercial real estate brokerage firm, to negotiate the lease with GRAMPI. Annual rent, maintenance and taxes for the fiscal year ended June 30, 1995 were $1,125,785 and are expected to be $1,355,411 for the fiscal year ending June 30, 1996.

(4) The Company has currently installed a campus-wide TimeMasters, Inc. wireless voice system in its Eden Prairie facility. There are no monthly call operating charges for unlimited use of that system. The system hardware was acquired for $211,000, based on competitive proposals for two other comparable systems. TimeMasters, Inc. is a Minnesota corporation wholly owned by Melvin L. Masters.

(5) During September 1995, LaserMaster Corporation's ("LaserMaster") cash needs exceeded available cash. To cover short-term cash needs, LaserMaster borrowed $1.765 million in September and October under a demand note from TimeMasters, Inc., a corporation controlled by the Company's Chief Executive Officer. LaserMaster also agreed to issue TimeMasters a warrant if the demand note was required to become a longer term obligation. In January 1996, LaserMaster completed negotiation of a new credit agreement with a commercial finance company that refused to allow any proceeds from the credit line to be applied to reduction of the indebtedness to TimeMasters and, in addition, required that the indebtedness to TimeMasters be subordinated to the line of credit and not be repaid unless certain financial covenants were achieved. In return for such subordination and for the significant restrictions on repayment, the Company issued to TimeMasters a warrant to purchase common stock and a new promissory note, a portion of which was convertible into common stock of the Company. In February 1996, Nasdaq notified the Company that it believed that the issuance of the warrants and the conversion right were not in compliance with Nasdaq Non-Quantitative Listing Standards. To satisfy Nasdaq's concerns, the Company and TimeMasters agreed to rescind the warrants and the conversion right and to submit the transaction to shareholders for approval. See "Proposal 3:
    APPROVAL OF ISSUANCE OF WARRANTS AND CONVERSION RIGHT TO TIMEMASTERS."

PERFORMANCE GRAPH

The following table compares the cumulative total return on the common stock of the Company for the last five years with the Nasdaq Index and with an index of computer corporations listed on Nasdaq, in each case assuming an investment of $100 on 6/30/90 and the reinvestment of all dividends:


                       [PERFORMANCE GRAPH APPEARS HERE]


                             LMTS           NASDAQ       NASDAQ
Measurement Period           STOCK          COMPUTER     US
(Fiscal Year Covered)        PRICE          INDEX        INDEX
- ---------------------        -----          ---------    -------
6/30/90                      $100           $100         $100
12/31/90                     $ 46           $ 80         $ 82
6/30/91                      $ 43           $ 96         $106
12/31/91                     $ 33           $112         $132
6/30/92                      $ 33           $111         $127
12/31/92                     $ 13           $151         $154
6/30/93                      $ 20           $137         $160
12/31/93                     $ 47           $143         $177
6/30/94                      $ 41           $112         $162
12/31/94                     $ 39           $157         $173
6/30/95                      $ 29           $201         $216

PROPOSAL 2: TO APPROVE THE 1996 STOCK INCENTIVE PLAN

On March 29, 1996, the Board of Directors voted for a resolution authorizing the adoption of the "LaserMaster Technologies, Inc. 1996 Stock Incentive Plan" (the "1996 Plan"), subject to approval by the shareholders of the Company. The 1996 Plan will be in addition to the Company's 1990 Restated Stock Option Plan, under which only 264,895 shares were available for future option grants at March 31, 1995.

The purpose of the 1996 Plan is to promote the interests of the Company and its shareholders by attracting and retaining employees, by stimulating the efforts of such employees to contribute to the current and long-term success of the Company, and by providing an opportunity for such employees to increase their proprietary interests in the Company. These goals are consistent with the principles of the Company's executive compensation program described above in the Committee's Report and, if approved by the Company's shareholders, the 1996 Plan will become an important component of that program.

The 1996 Plan is administered by the Company's Stock Option Committee (the "Committee"). The Committee is composed of non-employee directors of the Company who have not received grants of options under the Plan during the 12 months preceding their service. The Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of common stock covered by such awards, to set the terms and conditions of such awards, and to determine whether the payment of any amounts received under any award shall or may be deferred. The Committee has the authority to establish rules for the administration of the 1996 Plan, and determinations and interpretations with respect to the 1996 Plan are at the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers, or the Board of Directors may exercise, the Committee's powers and duties under the 1996 Plan with respect to individuals who are not subject to
Section 16 of the Exchange Act.

The 1996 Plan permits the granting of a variety of different types of awards:
(a) stock options, including incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that do not meet such requirements ("Nonqualified Stock Options") and restoration options; (b) stock appreciation rights ("SARs"); (c) restricted stock and restricted stock units; (d) performance awards; (e) dividend equivalents; and (f) other awards valued in whole or in part by reference to or otherwise based upon the Company's stock ("other stock-based awards"). Awards may be granted alone, in addition to, in tandem with or in substitution for any other award granted under the 1996 Plan or any other plan. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive cash, shares of common stock, or other securities, awards or property, or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award may not be less than 100% of the fair market value of the Company's common stock on the date of the grant of such option, SAR or right. Determinations of fair market value under the 1996 Plan are made in accordance with methods and procedures established by the Committee.

Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of common stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price.

The 1996 Plan provides that the Committee may grant restoration options, separately or together with another option, and may establish the terms and conditions of such restoration options. Pursuant to a restoration option, the optionee would be granted a new option when the payment of the exercise price of the option to which such restoration option relates is made by using shares of common stock owned by the optionee. The new option granted upon such exercise would be an option to purchase the number of shares not exceeding the sum of (i) the number of shares of common stock tendered as payment upon the exercise of the option to which such restoration option relates and (ii) the number of shares of the Company's common stock tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such restoration option relates. Restoration options may be granted with respect to options previously granted under the 1996 Plan or any other stock option plan of the Company, and may be granted in connection with any option granted under the 1996 Plan or any other such plan at the time of such grant.

The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

Shares of restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose (including any limitations on the right to vote or the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may determine. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of common stock at some future date. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

Performance awards provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Committee shall establish. A performance award granted under the 1996 Plan may be denominated or payable in cash, shares of common stock or restricted stock, or other securities, awards or property. Dividend equivalents entitle the holder thereof to receive payments (in cash, shares or otherwise, as determined by the Committee) equivalent to the amount of cash dividends with respect to a specified number of shares. The Committee is also authorized to establish the terms and conditions of other stock-based awards.

No award granted under the 1996 Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution. Each award is exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

The aggregate number of shares of the Company's common stock which may be issued under all awards granted pursuant to the 1996 Plan is 1,500,000 (subject to adjustment as described below). If any shares of common stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares, the shares previously used for such awards will be available for future awards under the 1996 Plan. Notwithstanding the forgoing, no executive officer of the Company may receive in any single calendar year options under the 1996 Plan to purchase more than 300,000 shares of common stock. Except as otherwise provided under procedures adopted by the Committee to avoid double counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards which allow the holder to receive or purchase shares will be counted against the aggregate number of shares available for granting awards under the 1996 Plan.

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the shares of common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1996 Plan, the Committee may, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award.

The 1996 Plan terminates ten years from the 1996 Annual Meeting, and no awards may be made after that date. However, unless otherwise expressly provided in the 1996 Plan or an applicable award agreement, any award granted may extend beyond the end of such period.

The Board of Directors may amend, alter or discontinue the 1996 Plan at any time, provided that stockholder approval must be obtained for any such action that, absent such stockholder approval, (i) would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the 1996 Plan; (ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. applicable to the Company; or (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the 1996 Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1996 Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the 1996 Plan into effect. The Committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively, but the Committee may not amend, suspend or terminate any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1996 Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

With respect to other awards granted under the 1996 Plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of common stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

Under the 1996 Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state tax obligations.

The 1996 Plan is intended to qualify for an exemption from Section 162(m) of the Internal Revenue Code of 1986, as amended. If the 1996 Plan so qualifies, income created by options granted to executive officers under the 1996 Plan would not be included in income paid to the executive for purposes of determining whether the Company is entitled to a deduction for payments to the executive under section 162(m). If an executive's income from the Company exceeds $1,000,000 and an exemption is not available under Section 162(m), the Company would not be entitled to a deduction for the compensation paid to the executive. Although the Company does not believe that any executive officer is currently, or will be in the foreseeable future, entitled to income related to the Company in an amount that would approach $1,000,000, appreciation in the market value of certain stock related benefits, such as nonqualified stock options, could create income that would normally be deductible by the Company but excludable under Section 162(m). Accordingly, the Board of Directors believes that provisions designed to qualify the 1996 Plan under 162(m) is in the best interests of the Company.

Any employee, officer, non-employee director, consultant or independent contractor of the Company and its affiliates selected by the Committee is eligible to receive awards under the 1996 Plan.

The amount, type and recipients of awards under the 1996 Plan have not yet been determined. The Company does, however, plan to grant stock options to several of its executive officers if the Plan is adopted. The Company believes that additional awards of stock-based incentive are essential to retain and provide an incentive to executive officers who have evidenced considerable commitment to the success of the Company, but that have not been given commensurate compensation during the past several years because of the increased competition the Company has encountered and the effect that such competition, and the Company's development efforts, have had on its results of operations. Further, the Company plans to embark on several new development and marketing initiatives during the next several years that it believes will be more successful if the individuals who manage the effort are provided stock-based incentives that accelerate if they are successful in such efforts.

The Company plans to grant options that vest in the distant future, such as nine and a half years from the date of grant, but whose exercisability accelerates if certain performance objectives are achieved. Although the Company has not formulated performance objectives, has not yet determined the number of shares subject to options that would be granted on such terms, and has not finally committed to the individuals that would receive such options, it currently anticipates that options of this form would be granted to Robert Wenzel and James Retterath. Such options, or other forms of stock based incentives, may be granted to other officers or employees in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE 1996 STOCK INCENTIVE PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED FOR APPROVAL OF THE 1996 PLAN.

PROPOSAL 3: APPROVAL OF ISSUANCE OF WARRANTS AND CONVERSION RIGHT TO TIMEMASTERS

The Company's Board of Directors has approved, subject to shareholder approval, the issuance of warrants to purchase 277,953 shares of common stock (the "Warrants") to TimeMasters, Inc. and a right to convert (the "Conversion Right") up to $1,000,000 of the Company's indebtedness held by TimeMasters into common stock in the event either the Company is unable to repay such indebtedness before January 17, 1998 or an event of default occurs. The Warrants and the Conversion Right would be issued to TimeMasters in consideration of aggregate advances of $1.765 million from TimeMasters to LaserMaster Corporation ("LaserMaster"), the subordination of such advances to indebtedness to a commercial lender, and significant limitations placed by such lender on the ability of TimeMasters to collect payment on such indebtedness.

LaserMaster borrowed $1,565,000 from TimeMasters in September 1995 and an additional $200,000 in October 1995 to cover short-term cash requirements. LaserMaster had negotiated with its then principal lender (a commercial bank) during the Summer of 1995 to increase its borrowing availability under its credit line. LaserMaster had been in technical default of a cash flow covenant under that credit line and negotiations with the lender were not successful. When LaserMaster's cash requirements exceeded available cash in September 1995, TimeMasters, a corporation wholly owned by Melvin Masters, the Company's Chief Executive Officer, agreed to lend the money to LaserMaster on an unsecured demand basis. In consideration of such loan, the Company agreed that, if the loan was changed to term indebtedness, it would issue to TimeMasters a warrant to purchase the number of shares of common stock as was equal to the principal amount of the indebtedness to TimeMasters divided by an exercise price of $6.35 per share (the fair market value of such common stock at the time that the initial commitment from TimeMasters was received). A disinterested Board of Directors of the Company approved the borrowings from TimeMasters and the agreement to issue a warrant to TimeMasters.

In January 1996, LaserMaster completed negotiations with a commercial finance company for a new line of credit, replacing the previous line of credit with the commercial bank. The commercial finance company refused to allow any proceeds from the credit line to be applied to reduction of the indebtedness to TimeMasters and, in addition, required that the indebtedness to TimeMasters be subordinated to the line of credit and not be repaid unless certain financial covenants were achieved. In return for such subordination and for the significant restrictions on repayment, the Company issued to TimeMasters a new promissory note representing the $1,765,000 indebtedness taxfree with a warrant to purchase 277,953 shares of common stock at a price of $6.35 per share. One million dollars of the promissory note was convertible into common stock of the Company in the event it was not repaid within two years or in the event of certain defaults.

The terms of the indebtedness from TimeMasters, and of the Warrants and Conversion right, were approved by a disinterested majority of the Board of Directors of the Company at two meetings in January 1996. The Company believes that the terms of such indebtedness, and related consideration, were at least as favorable to the Company as could have been obtained from an unaffiliated lender.

In February 1996, Nasdaq Stock Market ("Nasdaq") notified the Company that it believed that the issuance of the Warrants and the Conversion Right were not in compliance with Nasdaq

Non-Quantitative Listing Standards which require approval by shareholders when "a stock option or purchase plan is established or other arrangement made pursuant to which stock is to be acquired by officers and directors." To satisfy Nasdaq's concerns, the Company and TimeMasters agreed to rescind the Warrants and the Conversion Right and to submit the transaction to shareholders for approval. TimeMasters also agreed not to declare its indebtedness in default because of such recision until the Warrants and the Conversion Right could be presented to shareholders at the Annual Meeting, or until a reasonable time thereafter, not to exceed 120 Days without TimeMasters' consent, so that the Company could locate alternative financing.

The proposed Warrants will be exercisable until January 17, 2002 at a price of $6.35 per share (subject to adjustment for stock splits, stock dividends, recapitalization and similar events). TimeMasters will be prohibited from transferring the Warrants to any person not affiliated with TimeMasters or Mel Masters, or related to Mel Masters. TimeMasters will have the right to include the shares issued upon exercise of the Warrants in a registration statement filed by the Company under the Securities Act of 1933 or to cause the Company to file no more than two such registration statements on its behalf.

The Conversion Right will allow TimeMasters to convert up to $1 million of the indebtedness represented by the promissory note into common stock of the Company if an event of default has occurred under such note or LaserMaster otherwise fails to repay the note prior to January 17, 1998. The conversion price will be equal to the lesser of $5.875 per share (the fair market value of the common stock on the date the note was executed), or the fair market value of the common stock on the date the conversion right is exercised. The conversion right generally carries the same registration rights as the warrants.


The issuance of the Warrants and the Conversion Right will not constitute a "change of control" under any agreement to which the Company or LaserMaster is a party, nor will it affect any change in the rights or privileges under any such agreement other than the warrant or the Note.

The Board of Directors believes that the issuance of the Warrant and the Conversion Right is in the best interests of the Company and represents fair consideration for the loan accommodations made by TimeMasters. The Company and TimeMasters were each represented by outside counsel during negotiations of the indebtedness and such consideration. The issuance of the Conversion Right and the Warrants were approved by the Board of Directors of the Company at two separate meetings, with Mr. Masters recusing himself from the voting process. After considerable discussion, the Board of Directors concluded that the Company could not obtain better terms from an unaffiliated party.

Further, the Board of Directors believes that finding an alternative lender that would replace indebtedness from TimeMasters and that would agree to subordinate its financing to the borrowings from, and subject repayment of such financing to the limitations imposed by, the commercial finance company would be difficult, time consuming and likely result in less favorable terms than those obtained from TimeMasters. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ISSUANCE OF THE WARRANTS AND THE CONVERSION RIGHT TO TIMEMASTERS. APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMMON STOCK WHICH ARE REPRESENTED AT THE MEETING.

                                   AUDITORS

The Board of Directors of the Company has appointed Deloitte & Touche, LLP as independent auditors for the Company for the year ending June 30, 1995. Deloitte & Touche, LLP audited the books and accounts of the Company for the years ended June 30, 1994 and 1995. Representatives of Deloitte & Touche, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

                          INCORPORATION BY REFERENCE


The information contained under "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Item 8. Financial Statements and Supplementary Data" of the Company's Annual Report on Form 10-K for the year ended June 30, 1995 and the information contained under "Item 1. Financial Statements" and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's quarterly report on Form 10-Q for the quarter ended December 31, 1995, each as filed with the Securities and Exchange Commission is hereby incorporated by reference. Such information is contained in the Company's Annual Report to Shareholders and Form 10-Q for the quarter ended December 31, 1995 both delivered with this Proxy Statement.

                         SHAREHOLDER PROPOSALS FOR THE
                      1996 ANNUAL MEETING OF SHAREHOLDERS

Any Shareholder who wishes to present a proposal for action at the next Annual Meeting of Shareholders and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 7090 Shady Oak Road, Eden Prairie, Minnesota 55344, in such manner so that such notice is received by the Company on or before December 21, 1996. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.


                                 OTHER MATTERS

The Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxies in accordance with their discretion.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Melvin L. Masters
                                           Chief Executive Officer

April 19, 1996

                                                                      APPENDIX A
[LOGO OF LASERMASTER]
                                                                           PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having duly received the Notice of Annual Meeting and Proxy Statement dated April 19, 1996, hereby appoints Melvin L. Masters and Lawrence
J. Lukis proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of LaserMaster Technologies, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of LaserMaster Technologies, Inc. to be held at 4:00 p.m. on Thursday, May 23, 1996, and at any adjournment thereof.

1. ELECTION OF DIRECTORS    ___ FOR the nominees     ___ WITHHOLD AUTHORITY
   AUTHORITY                    listed below             to vote for all
                                                         nominees listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
         STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                     Ralph D. Rolen          Melvin L. Masters

2.  ADOPTION OF THE 1996   ___ FOR Adoption   ___ AGAINST Adoption   ___ ABSTAIN
    STOCK INCENTIVE PLAN

          (CONTINUED ON OTHER SIDE -- PROXY MUST BE DATED AND SIGNED)

                          (CONTINUED FROM OTHER SIDE)

3. WARRANTS AND      ___ FOR warrants and  ___ AGAINST warrants and  ___ ABSTAIN
   CONVERSION RIGHT      conversion right      conversion right
   TO TIMEMASTERS

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN ITEM 1, FOR THE AMENDMENT IN ITEM 2, AND FOR THE WARRANTS AND CONVERSION RIGHT IN ITEM 3.

PLEASE SIGN, DATE AND MAIL THIS PROXY STATEMENT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Sign exactly as your name appears below; in case of joint ownership, all owners must sign; fiduciaries please indicate title and authority.


                                               Date:_____________________ , 1996




                                     -------------------------------------------
                                                      Signature



                                     -------------------------------------------
                                                      Signature